Exhibit 31.2

CERTIFICATION

I, Benny Ward, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Closure Medical Corporation; and

2.	Based on my knowledge, this Amendment No. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 to the annual report.

Date: April 29, 2005	By:	/s/ Benny Ward
Benny Ward
Vice President of Finance and Chief Financial Officer